UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction

of incorporation)

0-6365	41-0919654
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street - Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2022, Nisheet Gupta tendered his resignation as Chief Financial Officer of Apogee Enterprises, Inc. (the “Company”), effective as of August 1, 2022. The Company has appointed Mark Augdahl as interim Chief Financial Officer, effective upon Mr. Gupta’s departure. Mr. Augdahl will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. The Company has begun a search for its next Chief Financial Officer and has retained an executive search firm to assist with the process.

Mr. Augdahl, 57, has served in various finance leadership roles at the Company and its subsidiaries for the past 22 years, including as Vice President of Finance and Corporate Controller for the Company. Mr. Augdahl has served as Vice President of Finance for the Company’s Architectural Glass segment since July, 2017.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing the Chief Financial Officer transition has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit Number	Description

99.1	Press release dated July 25, 2022

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2022		APOGEE ENTERPRISES, INC.

	By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary